EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 25, 1994, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended January 29, 1994.


Deloitte & Touche LLP

New Haven, Connecticut
September 27, 1994